Consent of Independent Registered Public Accounting Firm

The Board of Directors
Foresters Life Insurance and Annuity Company:

We consent to the use of our report dated April 1, 2020, with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Foresters Life Insurance and Annuity Company (“the Company”) as of December 31, 2019 and 2018, and the related statutory statements of income, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2019, and the related notes and the financial statement schedules (Supplemental Schedule Summary of Investments – Other Than Investments in Related Parties, Supplementary Insurance Information, and Supplementary Schedule - Reinsurance), appearing in the Statement of Additional Information, which is included herein.

Our report, dated April 1, 2020, includes explanatory language that states that the Company prepared the financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory accounting practices”), which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2019 and 2018, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2019.

/s/ KPMG LLP

New York, New York
April 28, 2020

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Foresters Life Insurance and Annuity Company:

We consent to the use of our report dated April 1, 2020, with respect to the financial statements of the sub-accounts listed in the Appendix to our report that comprise First Investors Life Separate Account E as of December 31, 2019 and for each of the years or periods listed in the Appendix of our report, appearing in the Statement of Additional Information, which is included herein.

/s/ KPMG LLP

New York, New York
April 28, 2020